Exhibit 23.01
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 33-56458, 333-34290, 333-57438, 333-57432, 333-57450, 333-133044, 333-133045) and on Form S-3 (File No. 333-118176, 333-125964) of Monro Muffler Brake, Inc. of our report dated June 8, 2006 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PRICEWATERHOUSECOOPERS LLP
Rochester, New York
June 8, 2006

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